EXHIBIT 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus
constituting part of this Registration Statement on Form S-4 (No. 33 -     ) of
NGC Corporation of our report on Accord Energy Limited dated March 14, 1996, which appears on pages 1 - 18 of Item 8 of NGC Corporation's 1995 Annual Report on Form 10-K/A.

PRICE WATERHOUSE
Chartered Accountants and Registered Auditors

London, England
July 31, 1996